EXHIBIT 23.02




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the Registration Statement of Integrated Systems, Inc. on Form S-8 of our reports dated March 27, 1996, on our audits of the consolidated financial statements and financial statement schedule of Integrated Systems, Inc. as of February 28, 1996 and 1995, and for each of the three years in the period ended February 28, 1996, which reports are included in the Registrant's Annual Report on Form 10-K.





                                            /s/ Coopers & Lybrand L.L.P.



                                            Coopers & Lybrand L.L.P.





San Jose, California
September 26, 1996